UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         January 15 2007

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 15, 2007, the Board of Directors of Scansource, Inc. (the “Company”) received the findings of the previously formed Special Committee of the Board from its independent review of the Company’s historical stock option grant practices and related accounting issues from the time of the Company’s initial public offering in 1994 to the present. In conjunction with those findings, the Board also received from the Special Committee, and approved, recommendations with respect to the Company’s stock option grant process. The Special Committee was assisted in its review by independent legal counsel and by forensic accountants.

Recognizing that the review has raised a number of issues, primarily in connection with grants prior to 2002, and that the fact finding process has been limited by the lack of certain information, the Special Committee does not conclude that current senior management, the former CEO, or the members of the Compensation Committee engaged in intentional misconduct in the administration and oversight of the Company’s stock option program, and does not recommend, in response to its findings, any terminations or changes in senior management or other employees, nor resignations of Board members.

The Special Committee does in its findings:

•	Identify four annual grants and possibly one re-pricing of a previous annual grant between 1997 and 2001 for which the exercise prices at monthly, quarterly, annual or 41-day trading low prices, the available documentation and other factors indicate that the grant dates probably were selected with the benefit of hindsight.
•	Note that in one instance in 2000, the available evidence indicates that an apparent decision to make the Company’s annual grant as of one date near the annual meeting was changed so that the new grant date was on the date the stock price dropped suddenly after a negative analyst’s report; however, the evidence of the decision making is not conclusive as the review did not locate documentation ever formalizing the annual grant at the earlier date. This new grant date was soon followed by a Company press release which contained positive news about the Company.
•	Find that throughout the covered time period, at the time annual grants were approved by the Compensation Committee, there was not yet finality as to the grants to lower level recipients. The Special Committee noted in that regard that the finalization of the annual grant lists appears in most instances to have been limited to relatively small changes to the allocation of grants to lower level employees and did not significantly impact the grants to members of senior management or the aggregate number of options that were issued.
•	Identify up to seventeen option grants to employees in connection with their hiring or promotion between 1995 and 2002 for which the exercise prices at monthly, quarterly, annual or 41-day trading low prices and lack of contemporaneous documentation of management’s decision making for these grants raise questions about whether the grants were dated with the benefit of hindsight.
•	Identify a pattern for the period ending no later than 2002 of alternately setting the exercise price of some stock option grants as the closing price on either the trading date immediately prior to the grant date or the closing price on the grant date itself, with the selection of which date to use often being consistent with selection of the lower price.

The Special Committee has also determined that there were deficiencies in the administration and oversight of the Company’s stock option grant process. These deficiencies included both a lack of adequate processes and procedures for making grants and an inattention to the need for the accurate and timely documentation of the grant decisions. To improve the Company’s stock option grant process, the Special Committee recommended, and the Board of Directors adopted, a series of improvements with respect to the Company’s stock option grant process. The Special Committee is still evaluating the issue of remediation of any possible financial benefits received by Board members or former or current members of senior management from the options-related issues identified by the Special Committee’s review.

The Special Committee noted that its review was affected by the Company’s rapid growth and deficiencies in its administrative and record keeping practices as they relate to its stock option grants, which resulted in availability of only incomplete documents and electronic data, and the extensive time period covered by the review and the lack of recollections of individuals interviewed, as well as the previously announced resignation of Mr. Jeff Bryson, the

Company’s chief financial officer from 1993 to 2002 and thereafter its vice president (and later executive vice president), administration and investor relations, and his declining to be interviewed as part of the Special Committee’s review. Mr. Bryson was the member of senior management with general responsibility for the administration of the Company’s stock option program during the entire period under review. It also noted that the review was unable to locate sufficient documentation on either of the 1994 or 1995 annual grants to warrant specific findings.

The Special Committee, also in its findings, recommends that management determine the impact on the Company’s accounting for the options grants referenced in the findings and make appropriate adjustments and required disclosures. In that regard, the Company’s review of accounting issues raised by the findings is ongoing. The Company has preliminarily concluded, however, that the appropriate measurement date for certain grants may differ from the stated grant dates. As a result of the potential change in measurement dates, the Company may record additional non-cash stock based compensation expense related to certain of its prior stock option grants, but it is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions or whether the financial statements for any historical periods would require restatement. Any additional non-cash stock based compensation expense recorded will not affect the Company’s previously reported cash positions or revenues.

The Company is continuing voluntarily to provide information to the Securities and Exchange Commission and the Department of Justice in connection with the Special Committee’s review.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 - Press Release dated January 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: January 19, 2007	By:	/s/ Richard P. Cleys
	Name: Its:	Richard P. Cleys Vice President and Chief Financial Officer

Exhibit Index

Exhibit No	Description

EX-99.1	Press release dated January 22, 2007

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